UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction	000-27377 (Commission	66-0573197 (IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 2, 2008, W Holding Company, Inc. (the “Company”) was notified by the NYSE that the Company is not in compliance with NYSE Listed Company Manual Section 802.01E because the Company has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”). Accordingly, the Company is subject to the procedures specified in Section 802.01E, which provides, among other things, that the NYSE will monitor the Company and the filing status of the 2007 Form 10-K on an ongoing basis for up to a six-month period from the date the 2007 Form 10-K was due to be filed (including the applicable extension period), during which time the Company’s common stock will continue to be listed.
     The Company was not able to timely file the 2007 Form 10-K because the Company has not completed its previously announced restatement of the financial statements of the Company for the year ended December 31, 2006 and for the quarters ended September 30, 2006 and March 31, 2007 for the correction of an error to recognize the impact of adjustments resulting from the Inyx, Inc. loan impairment over such periods. The Company is currently working expeditiously to conclude the restatement. At this time, the Company is not able to predict when it will complete the restatement and file the 2007 Form 10-K.
     A copy of our press release in connection with the foregoing is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 8, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Jose Armando Ramirez
Name:	Jose Armando Ramirez
Title:	Chief Financial Officer

Date: April 8, 2008